UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

Fisker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Centerpointe Drive

La Palma, California 90623

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSRN	OTC Pink Current Information

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on May 10, 2024, Fisker Inc. (the “Company”) entered into a Securities Purchase Agreement (as amended, modified, and waived from time to time, the “Securities Purchase Agreement”) with CVI Investments, Inc. (the “Noteholder”) pursuant to which the Company agreed to sell, and the Investor agreed to purchase, $3,456,000 in aggregate principal amount of the Company’s senior secured note due 2024 (the “2024 Note”) in a private offering (the “Offering”) in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the 2024 Note or, if not defined in the 2024 Note, the Securities Purchase Agreement

On May 29, 2024, the Noteholder notified the Company that it has become aware that Events of Default have occurred with respect to the 2024 Note as a result of: the Company’s failure to make the repayment required to be made for the week ended May 10, 2024 (as described in the Approved Budget Variance Report delivered to the Noteholder’s advisors on May 16, 2024), under Sections 1 and 4(a)(iv) of the 2024 Note; the occurrence of defaults under and acceleration of the 2025 Notes and the Company’s 2.50% Convertible Senior Notes due 2026, under Section 4(a)(vi), 4(a)(xi), 4(a)(xiv) and 13(h) of the 2024 Note and Section 4(b) of the Securities Purchase Agreement; the Company’s failure to pay when due amounts owed under the 2025 Notes and the Company’s 2.50% Convertible Senior Notes due 2026, under Section 4(a)(xi) of the 2024 Note; the Company’s and its Subsidiaries failure to complete all filings and other similar actions required in connection with the pledge and perfection of security interests in the Collateral as and to the extent contemplated by the Security Documents by May 20, 2024 and their failure to take all necessary actions to execute and deliver additional Security Documents reasonably requested by the Collateral Agent (including, but not limited to, the documents set forth in Exhibit D to the Securities Purchase Agreement), under Sections 4(a)(xii), 4(a)(xiv) and 13(a) of the 2024 Note and Sections 4(b) and 4(p) of the Securities Purchase Agreement; the expiration of the Forbearance Agreement, under Section 4(a)(xix) of the 2024 Note, at 5:00 p.m. (New York time) on May 17, 2024; and the Company’s failure to make the repayment required to be made for the week ended May 17, 2024 (as described in the Approved Budget Variance Report delivered to the Noteholder’s advisors on May 23, 2024), under Sections 1 and 4(a)(iv) of the 2024 Note.

On May 29, 2024, the Noteholder notified the Company that it is exercising its rights pursuant to Sections 4(b) of the 2024 Note to accelerate the 2024 Note by requiring the Company to immediately redeem 100% of the outstanding 2024 Note at the Event of Default Redemption Price, including any applicable Interest, Late Charges, Redemption Premium, and other amounts due under the 2024 Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2024	FISKER INC.

	By:	/s/ John DiDonato
John DiDonato
Chief Restructuring Officer